Exhibit 99.01

Continucare Corporation Reports Record Revenues and an 18% Increase in Net Income for Third Quarter of Fiscal 2009

MIAMI--(BUSINESS WIRE)--May 7, 2009--Continucare Corporation (NYSE Amex:CNU) today reported financial results for its third quarter of fiscal 2009. Financial highlights for the quarter include:

  Total revenue of $75.4 million, a 14% increase compared to $65.9 million for the same period last year;
  Income from operations of $7.0 million, a 16% increase compared to $6.1 million for the same period last year;
  Net income of $4.3 million, an 18% increase compared to $3.7 million for the same period last year; and
  Earnings per diluted share increased to $0.07 compared to $0.05 per diluted share for the same period last year.

For the nine-months ended March 31, 2009, total revenue increased 9% to $206.0 million compared to $188.3 million for the same period last year. Income from operations during the nine-month period increased 32% to $17.0 million compared to $12.9 million for the same period last year. Net income for the nine-month period increased 29% to $10.5 million, or $0.17 per diluted share, compared to $8.1 million, or $0.11 per diluted share, for the prior year period.

Continucare’s cash and cash equivalents were $10.3 million at March 31, 2009 compared to $9.9 million at June 30, 2008, while working capital was $20.4 million at March 31, 2009 compared to $20.3 million at June 30, 2008. Total liabilities were $12.5 million at March 31, 2009 compared to $13.3 million at June 30, 2008. Shareholders’ equity was $106.0 million at March 31, 2009 compared to $105.2 million at June 30, 2008.

“We are extremely pleased with our third quarter results,” said Richard C. Pfenniger, Jr., Continucare’s Chairman and Chief Executive Officer. “Record revenues resulted in a 16% increase in income from operations and an 18% increase in net income, and continued our proven track record of strong financial performance. In addition, increased profitability in our third quarter resulted in $6.3 million of cash flow from operations which further strengthened our working capital and overall financial positions.”

Stock Repurchase Program

During the period from January 1, 2009 through April 30, 2009, Continucare repurchased 1,562,232 shares of its common stock at a cost of approximately $2.7 million and since the inception of the program in 2005, Continucare has repurchased 11,907,004 shares of its common stock at a total cost of approximately $25.0 million. The Company has the authority to repurchase an additional 3,092,996 shares under its current repurchase plan. The plan authorizes management, at its discretion, to repurchase shares from time to time in the open market or in privately negotiated transactions subject to market conditions and other factors. As of April 30, 2009, Continucare had 59,383,549 shares of common stock outstanding.

About Continucare Corporation

Continucare provides primary care physician services on an outpatient basis through a network of medical facilities and independent physician affiliates (IPAs) in the State of Florida. Continucare has 18 medical offices equipped with state-of-the-practice technology and staffed with experienced physicians and a comprehensive support staff. In addition, Continucare provides health practice management services to IPAs who practice primary care medicine in South Florida. Continucare assists these physicians with medical utilization and pharmacy management and specialist network development, freeing them to devote more time to patient care. For more information please visit www.continucare.com.

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements are subject to risks and uncertainties that may affect our business and prospects and cause our actual results to differ materially from those set forth in the forward-looking statements. These factors include, without limitation, the risk that the current trend in revenue or income growth may not continue or may be less than anticipated, risks and uncertainties relating to our ability to implement our growth strategy and to manage future growth, including our ability to achieve expected levels of patient volumes and control the costs of providing services, risks relating to our ability to effectively maintain or improve our medical management capabilities and control costs, risks relating to pricing and other pressures exerted on us by managed care organizations, the risk that the impact of the Medicare Risk Adjustment on payments we receive for our managed care operations may not continue to be positive for us and that risk corridor adjustment charges in future periods may be greater than in the past, the risk that future legislation, changes in governmental regulations, including possible changes in Medicare programs, could adversely impact our operations or reduce reimbursements to health care providers and insurers, risks and uncertainties relating to our current dependence on three HMOs for substantially all of our revenues, including the loss of our managed care agreements with any of these HMOs and our ability to work together effectively with our HMO affiliates, uncertainties relating to technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care, inflationary trends in health care costs, and general economic conditions and uncertainties generally associated with the health care business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our most recent annual report on Form 10-K and other filings with the SEC and we urge you to read those documents. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.

CONTINUCARE CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

ASSETS	March 31, 2009	June 30, 2008
Current assets:
Cash and cash equivalents	$10,327,402	$9,905,740
Due from HMOs, net of a liability for incurred but not reported medical claims of approximately $22,532,000 and $23,900,000 at March 31, 2009 and June 30, 2008, respectively	14,172,292	15,325,783
Prepaid expenses and other current assets	857,177	708,841
Deferred income tax assets	411,182	413,932
Total current assets	25,768,053	26,354,296
Certificates of deposit, restricted	1,294,035	1,274,147
Property and equipment, net	9,863,395	8,363,427
Goodwill	73,204,582	73,204,582
Intangible assets, net of accumulated amortization of approximately $3,097,000 and $2,168,000 at March 31, 2009 and June 30, 2008, respectively	5,563,332	6,492,333
Deferred income tax assets	2,689,484	2,574,472
Other assets, net	101,882	227,047
Total assets	$118,484,763	$118,490,304
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$900,722	$402,718
Accrued expenses and other current liabilities	3,410,354	4,458,119
Income taxes payable	1,010,076	1,198,722
Total current liabilities	5,321,152	6,059,559
Deferred income tax liabilities	6,206,611	6,256,205
Other liabilities	937,013	948,263
Total liabilities	12,464,776	13,264,027
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value: 100,000,000 shares authorized; 59,383,549 shares issued and outstanding at March 31, 2009 and 64,796,303 shares issued and outstanding at June 30, 2008	5,938	6,480
Additional paid-in capital	104,826,660	114,514,853
Accumulated earnings (deficit)	1,187,389	(9,295,056)
Total shareholders’ equity	106,019,987	105,226,277
Total liabilities and shareholders’ equity	$118,484,763	$118,490,304

CONTINUCARE CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended March 31,
	2009	2008

Revenue	$75,395,799	$65,936,165
Operating expenses:
Medical services:
Medical claims	53,217,866	45,132,244
Other direct costs	7,232,634	6,902,514
Total medical services	60,450,500	52,034,758
Administrative payroll and employee benefits	3,539,646	3,489,077
General and administrative	4,364,000	4,341,247
Total operating expenses	68,354,146	59,865,082
Income from operations	7,041,653	6,071,083
Other income (expense):
Interest income	27,843	147,799
Interest expense	(9,087)	(5,079)
Income before income tax provision	7,060,409	6,213,803
Income tax provision	2,733,906	2,538,302

Net income	$4,326,503	$3,675,501

Net income per common share:
Basic	$.07	$.05
Diluted	$.07	$.05

Weighted average common shares outstanding:
Basic	59,904,532	68,352,586
Diluted	60,848,054	69,473,743

CONTINUCARE CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Nine Months Ended March 31,
	2009	2008

Revenue	$206,000,328	$188,344,274
Operating expenses:
Medical services:
Medical claims	145,683,860	133,856,761
Other direct costs	21,534,562	20,436,307
Total medical services	167,218,422	154,293,068
Administrative payroll and employee benefits	9,393,652	8,912,191
General and administrative	12,410,761	12,272,352
Total operating expenses	189,022,835	175,477,611
Income from operations	16,977,493	12,866,663
Other income (expense):
Interest income	151,634	508,302
Interest expense	(17,184)	(17,033)
Income before income tax provision	17,111,943	13,357,932
Income tax provision	6,629,498	5,249,249

Net income	$10,482,445	$8,108,683

Net income per common share:
Basic	$.17	$.12
Diluted	$.17	$.11

Weighted average common shares outstanding:
Basic	62,059,381	69,402,996
Diluted	63,119,454	70,559,450

CONTINUCARE CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$10,482,445	$8,108,683
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,660,956	1,904,069
Loss on disposal of fixed assets	64,586	-
Provision for bad debts	-	181,081
Compensation expense related to issuance of stock options	908,956	1,036,002
Deferred income tax expense	(161,856)	(134,130)
Changes in operating assets and liabilities:
Due from HMOs, net	1,153,491	840,297
Prepaid expenses and other current assets	(148,336)	335,293
Other assets, net	93,555	(87,263)
Accounts payable	498,004	(848,148)
Accrued expenses and other current liabilities	(1,079,590)	(682,033)
Income taxes payable	(188,646)	1,383,378
Net cash provided by operating activities	13,283,563	12,037,229

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sales of certificates of deposit	-	15,000
Purchase of certificates of deposit	(19,888)	(101,677)
Purchase of property and equipment	(2,161,231)	(777,415)
Net cash used in investing activities	(2,181,119)	(864,092)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment on long-term debt	-	(6,083)
Principal repayments under capital lease obligations	(83,092)	(85,351)
Proceeds from exercise of stock options	10,625	64,375
Payment of fees related to issuance of stock	-	(45,000)
Repurchase and retirement of common stock	(10,608,315)	(5,639,003)
Net cash used in financing activities	(10,680,782)	(5,711,062)

Net increase in cash and cash equivalents	421,662	5,462,075
Cash and cash equivalents at beginning of period	9,905,740	7,262,247
Cash and cash equivalents at end of period	$10,327,402	$12,724,322

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchase of property and equipment with proceeds of capital lease obligations	$103,667	$38,922

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for taxes	$6,980,000	$4,000,000
Cash paid for interest	$12,184	$17,033

CONTACT:
Continucare Corporation
Fernando L. Fernandez, Senior Vice President – Finance
305-500-2105